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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                 FORM 8-A 12B

              FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                        NEW PAMECO GEORGIA CORPORATION
            (to be known as Pameco Corporation upon effectiveness)
            ------------------------------------------------------
            (Exact name of registrant as specified in its charter)


         Georgia                                     51-0287654
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(State of incorporation or organization     (I.R.S. Employee Identification No.)


1000 Center Place, Norcross, Georgia                               30093
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(Address of principal executive offices)                         (ZIP Code)


Securities to be registered pursuant to Section 12(b) of the Act:

         Title of each class                      Name of each exchange on which
         to be so registered                      each class is to be registered

CLASS A COMMON STOCK, PAR VALUE .01 PER SHARE     The New York Stock Exchange


If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. [ ]

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. [ ]

Securities to be registered pursuant to Section 12(g) of the Act:

                                     NONE
                                     ----
                               (Title of Class)

                                         Total of 2 sequentially numbered pages.
                                                Exhibit Index appears on page 2.

                                       1
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ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

        Incorporated herein by reference is the description of the Class A Common Stock set forth under the heading "Description of Capital Stock'' contained in the Registrant's Registration Statement on Form S-1 under the Securities Act of 1933, as amended, filed on March 26, 1997.

ITEM 2. EXHIBITS.

        *II.3.1 Amended and Restated Articles of Incorporation of Registrant (incorporated herein by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form S-1
                 (Registration No. 333-        ) under the Securities Act of
                 1933, as amended, filed on March 26, 1997.

        *II.3.2 Amended and Restated Bylaws of Registrant (incorporated herein by reference to Exhibit 3.2 to the Registrant's Registration
                 Statement on Form S-1 (Registration No. 333-       ) under the
                 Securities Act of 1933, as amended, filed on March 26, 1997.

        *II.4.1 Specimen of form of certificate representing shares of Class A Common Stock of Registrant, par value $0.01 per share (incorporated by reference to Exhibit 4.1 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-
                        ) under the Securities Act of 1933, as amended, filed on
                 March 26, 1997.

        II.10.22 Stockholders' Agreement, among the Registrant, the Investor Group, The Bank of Nova Scotia, Brian R. Esher and certain employees of the Company dated March 19, 1992, as amended (incorporated herein by reference to Exhibit 10.22 to the Registrant's Registration Statement on Form S-1 (Registration
                 No. 333-      ), under the Securities Act of 1933, as amended,
                 filed on March 26, 1997.

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* To be filed by amendment

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

March 26, 1997                             NEW PAMECO GEORGIA CORPORATION
                                           -------------------------------
                                             (Registrant)




                                           By: /s/ Theodore R. Kallgren
                                              --------------------------
                                               Theodore R. Kallgren
                                               Chief Financial Officer,
                                               Vice-President and
                                               Secretary